Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER,
AS REQUIRED BY SECTION 906 THE SARBANES-OXLEY ACT OF 2002

I, James A. DePalma, the undersigned officer of L-1 Identity Solutions, Inc. (“the Company”) hereby certifies pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:

1.	The accompanying annual report on Form 10-K for the fiscal year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2011

/s/  James A. DePalma
James A. DePalma
Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)